As filed with the Securities and Exchange Commission on February 16, 2011

Registration No. 33-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEQUENOM, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	77-0365889
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

(Address Of Principal Executive Offices)

New-Hire Equity Incentive Plan

(Full title of the plan)

Harry F. Hixson, Jr.

Chairman of the Board and Chief Executive Officer

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

Copies to:

D. Bradley Peck, Esq. J. Patrick Loofbourrow, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121-9109 Telephone: (858) 550-6000	Clarke W. Neumann, Esq. Vice President and General Counsel Sequenom, Inc. 3595 John Hopkins Court San Diego, California 92121-1121 Telephone: (858) 202-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable under New-Hire Equity Incentive Plan	400,000 shares	$6.865	$2,746,000	$318.82

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on February 14, 2011, as reported on The NASDAQ Global Market, which was $6.865 per share.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-167831

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the New-Hire Equity Incentive Plan under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, or SEC, on June 28, 2010 (File No. 333-167831). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

EXHIBITS

Exhibit Number

4.1(1)	Restated Certificate of Incorporation of the Registrant.

4.2(2)	Restated Bylaws of the Registrant, as amended.

4.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.4(1)	Specimen common stock certificate.

4.5(3)	Rights Agreement, dated as of March 3, 2009, between the Registrant and American Stock Transfer and Trust Company, LLC.

4.6(3)	Form of Right Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	New-Hire Equity Incentive Plan.

99.2	Form of Stock Option Grant Notice under New-Hire Equity Incentive Plan.

99.3	Form of Stock Option Agreement under New-Hire Equity Incentive Plan.

99.4	Form of Exercise Notice under New-Hire Equity Incentive Plan.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on June 6, 2006, and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on January 15, 2010, and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2009, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 16, 2011.

SEQUENOM, INC.

By:	/s/ HARRY F. HIXSON, JR.
Harry F. Hixson, Jr.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry F. Hixson, Jr. and Paul V. Maier, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

By:	/S/ HARRY F. HIXSON, JR. Harry F. Hixson, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 16, 2011

By:	/S/ PAUL V. MAIER Paul V. Maier	Chief Financial Officer (Principal Financial and Accounting Officer)	February 16, 2011

By:	/S/ ERNST- GÜNTER AFTING Ernst-Günter Afting	Director	February 16, 2011

By:	/S/ KENNETH F. BUECHLER Kenneth F. Buechler	Director	February 16, 2011

By:	/S/ JOHN A. FAZIO John A. Fazio	Director	February 16, 2011

By:	/S/ RICHARD A. LERNER Richard A. Lerner	Director	February 16, 2011

By:	/S/ RONALD M. LINDSAY Ronald M. Lindsay	Executive Vice President and Director	February 16, 2011

By:	/S/ DAVID PENDARVIS David Pendarvis	Director	February 16, 2011

EXHIBIT INDEX

Exhibit Number

4.1(1)	Restated Certificate of Incorporation of the Registrant.

4.2(2)	Restated Bylaws of the Registrant, as amended.

4.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.4(1)	Specimen common stock certificate.

4.5(3)	Rights Agreement, dated as of March 3, 2009, between the Registrant and American Stock Transfer and Trust Company, LLC.

4.6(3)	Form of Right Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	New-Hire Equity Incentive Plan.

99.2	Form of Stock Option Grant Notice under New-Hire Equity Incentive Plan.

99.3	Form of Stock Option Agreement under New-Hire Equity Incentive Plan.

99.4	Form of Exercise Notice under New-Hire Equity Incentive Plan.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on June 6, 2006, and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on January 15, 2010, and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on March 4, 2009, and incorporated herein by reference.

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